Morgan Stanley Income Builder Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Carolina 01/31/02   $28.00   13,400  0.177%  $980,000,000  0.038%   Salomo
Group                                                               n
                                                                    Smith
                                                                    Barney